Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2021, relating to the consolidated financial statements of Sezzle Inc. and Subsidiaries which appears in the Registration Statement on Form 10 (File No. 00056267) as of and for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota
June 24, 2021